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                                                                   Exhibit 10.72
                                                                   -------------
November 20, 1995

                                Letter of Intent

Omnipoint Corporation ("Omnipoint") and Western Wireless have agreed in principle to jointly pursue the development and advancement of GSM-based services, products and technologies, including PCS 1900 and IS-661.

Omnipoint and Western Wireless will work collaboratively to create bilateral agreements in one or more of the following areas:

1. A roaming agreement which allows Omnipoint and Western Wireless subscribers to easily interoperate in each others' respective markets using dual-mode (PCS 1900/IS-661) or standard PCS 1900 handsets, both with GSM Subscriber Identity Modules ("SIM Cards"). The parties will implement the necessary technical trials in 1996, which upon successful completion will technically enable commercial roaming between parties' respective networks. In addition, the parties will coordinate and cooperate on individual or joint marketing efforts as they relate to roaming.

2. A technical trial of IS-661 base stations and subscriber equipment to be conducted by year end 1996 by Western Wireless personnel to evaluate IS-661 as an enhanced radio access system for GSM and other switching systems. Omnipoint has indicated a willingness to provide loaner equipment, if needed, upon which the trial will be conducted.

3. A common forum for joint vendor requirements to provide GSM-based (PCS 1900 and IS-661) infrastructure and handset vendors with consolidated requirements.

4. Additional joint marketing efforts including customer research, product requirement definition, SIM card applications, and secondary branding for roaming purposes.

The Parties may, subject to mutual consent, issue joint or separate press releases regarding this Letter of Intent. Neither party shall issue any press release or other public statement regarding this Letter of Intent without the consent of the other party.

IN WITNESS WHEREOF, the undersigned have executed this Letter of Intent as of the date and year first above written.

Omnipoint Corporation                           Western Wireless

By:    /s/ Mark Caron                           By:   /s/ John W. Stanton
   -------------------------------                 -----------------------------
Name:    Mark Caron                             Name:    John W. Stanton
Title:   Senior Director                        Title:   Chief Executive Officer
         Marketing and Business Development